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                                                                      EXHIBIT 3

                                                              EXECUTION VERSION

                             STOCKHOLDERS' AGREEMENT

      THIS STOCKHOLDERS' AGREEMENT, dated as of June 21, 2002 (this "Agreement"), among the undersigned stockholders (each, a "Stockholder" and collectively, the "Stockholders") of Aros Corporation, a Delaware corporation ("Parent"). Capitalized terms used herein without definition shall have the meanings assigned to them in the Merger Agreement (defined below).

      WHEREAS, Parent, Aros Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition Sub"), and ReGen Biologics, Inc., a Delaware corporation (the "Company") have entered into an Agreement and Plan of Merger, dated as of June 7, 2002 (the "Merger Agreement"), pursuant to which, effective as of the date hereof, Acquisition Sub has merged with and into the Company (the "Merger"), and each outstanding share of ReGen Common Stock and ReGen Preferred Stock has been converted into the right to receive shares of Aros Common Stock, Aros Series A Stock and/or Aros Series B Stock on the terms and subject to the conditions set forth in the Merger Agreement;

      WHEREAS, as of the date hereof, each Stockholder is the owner of shares of Aros Common Stock, Aros Series A Stock and/or Aros Series B Stock (with respect to each Stockholder, such Stockholder's "Existing Parent Shares" and, together with any shares of capital stock of the Parent acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, such Stockholder's "Parent Shares");

      WHEREAS, as an inducement and a condition to effecting the Merger under the Merger Agreement, the Stockholders have agreed to enter into this Agreement;

      WHEREAS, among other things, the Stockholders desire to set forth their agreement with respect to the voting of their respective Parent Shares in connection with the constitution of and election of members to the Board of Directors of Parent upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. VOTING.

      1.1. AGREEMENT TO VOTE PARENT SHARES. Upon consummation of the Merger, each Stockholder hereby agrees, severally and not jointly, that such Stockholder shall, and shall cause the holder of record on any applicable record date to, from time to time, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Parent, however called, in accordance with Parent's certificate of incorporation, bylaws and applicable law:


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      (a)   if a meeting is held, appear at such meeting or otherwise cause the
            Parent Shares to be counted as present thereat for purposes of establishing a quorum; and


      (b) vote or consent (or cause to be voted or consented), in person or by proxy, all Parent Shares, and any other voting securities of Parent (whether acquired heretofore or hereafter) that are beneficially owned or held of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, or take such other necessary or desirable action within such Stockholder's control in favor of the following:


            (1) The authorized number of directors on Parent's Board of Directors shall be maintained at seven (7) members;


            (2)   The following persons shall be elected to Parent's Board of
                  Directors:


                  (i) The then current Chief Executive Officer of Parent, who shall initially be Gerald E. Bisbee, Jr.;


                  (ii) Two (2) designees of Sanderling Ventures, one of whom shall initially be Dr. Robert G. McNeil;


                  (iii) One (1) designee of Centerpulse USA Holding Co., who shall initially be Richard Frtischi;


                  (iv) One (1) designee of a majority of the members of the Board of Directors of Parent immediately prior to the Effective Time, who shall initially be Alan W. Baldwin; and


                  (v) Two (2) designees of a majority of the foregoing members of the Board of Directors of Parent, one of whom shall initially be Dr. Richard Steadman;


            (3) Any Director designated in accordance herewith shall be removed upon the request of the party or group who designated such Director and, upon such removal, or upon any resignation of any such Director, an individual selected by the party entitled to designate such Director hereunder shall be elected to Parent's Board of Directors; PROVIDED, HOWEVER, that this provision shall not apply with respect to the director designated pursuant to clause (iv) above; when such director's initial term concludes or if a replacement is earlier required, then such director shall be nominated and elected in accordance with Parent's certificate of ( incorporation, bylaws and applicable law.

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            (4) An amendment to Parent's certificate of incorporation to increase the number of shares of Parent's authorized common stock by an amount sufficient for issuance upon conversion or exercise of the Aros Series A Stock, the Aros Series B Stock and the ReGen Options and Warrants assumed by Parent;


            (5) The amendment of Parent's bylaws as described in EXHIBIT A hereto and as may otherwise be required to provide for the governance of Parent as contemplated by this Agreement and the Merger Agreement;


            (6) A reverse stock split;


            (7) An increase in the number, as of the date hereof, of Parent
                Shares available for issuance pursuant to options issued under the Parent's Employee Stock Option Plan by 3.0 million Parent Shares; and


            (8) A change in the name of Parent and an accompanying ticker symbol change, both as determined by the Board of Directors of Parent subsequent to the Effective Time.


      (c) vote or consent (or cause to be voted or consented), in person or by proxy, all Parent Shares, and any other voting securities of Parent (whether acquired heretofore or hereafter) that are beneficially owned or held of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, (i) against any amendment or change to the certificate of incorporation or bylaws of Parent providing for the election of less than seven (7) directors, or any other amendment or change to the certificate of incorporation or bylaws inconsistent with the terms of this Agreement or (ii) in favor of any amendment or change to the certificate of incorporation or bylaws necessary to be made to render such certificate of incorporation or bylaws consistent with the terms ( of this Agreement.

      1.2. FAILURE TO DESIGNATE. If any party fails to designate a representative to fill a directorship pursuant to the terms of Section 1.1, the election of a person to such directorship shall be accomplished in accordance with Parent's certificate of incorporation, bylaws and applicable law.

      1.3. NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Parent Shares now owned or hereafter issued to the Stockholders pursuant to the Merger or otherwise. All rights, ownership and economic benefits of and relating to the Parent Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting of any of the Parent Shares, except as otherwise provided herein, or in the performance of the Stockholders' duties or responsibilities as stockholders of the Parent.

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      1.4. NO INCONSISTENT AGREEMENTS. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder (a) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Parent Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Parent Shares, in case of either (a) or (b), which is inconsistent with such Stockholder's obligations pursuant to this Agreement.

1.5. LEGEND.

            (a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Parent Shares, the following restrictive legend (the "Legend"):

            "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT. A COPY OF SUCH STOCKHOLDERS' AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

            (b) Parent agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Parent Shares theretofore represented by a certificate carrying the Legend.

2. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER. Each Stockholder hereby, severally and not jointly, represents and warrants to other Stockholders as follows:

      2.1. AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Such Stockholder has full power and authority, or legal capacity in the case of an individual stockholder, to execute and deliver this Agreement, to perform such Stockholder's obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by

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such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally.

      2.2. CONSENTS AND APPROVALS; NO VIOLATIONS. None of the execution, delivery or performance of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof by such Stockholder will (i) require any filing with, or approval of, any Governmental Entity, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation or imposition of any lien upon any of the assets or properties of such Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement, judgment, order, notice, decree, statute, law or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound or (iii) violate any order or law applicable to such Stockholder or any of such Stockholder's properties or assets, except in each case as would not have a material adverse effect on such Stockholder's ability to consummate the transactions contemplated hereby.

      2.3. NO GROUP. Each Stockholder is acting individually and not as part of a "group" as defined in the Exchange Act.

      2.4. SHARES. Each Stockholder owns all of his, her or its respective Existing Parent Shares, free and clear of all liens, encumbrances, charges, pledges and other security interests.

3. MISCELLANEOUS.

      3.1. FURTHER AGREEMENTS.

            (a) Each Stockholder, severally and not jointly, hereby agrees, while this Agreement is in effect, and except as contemplated hereby, that upon any sale, transfer, pledge, or other disposition of any Parent Shares to any Person, such Person or entity shall agree to be bound by all of the terms and conditions of this Agreement, and the Stockholder shall deliver a duly executed copy of the Agreement to Parent to evidence such Agreement prior to any such sale, transfer, pledge or other disposition.


            (b) Each Stockholder shall not request that the Parent or its transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Parent Shares, and hereby consents to the entry of stop transfer instructions by the Parent of any transfer of such Stockholder's Parent Shares, unless such transfer is made in compliance with this Agreement.


            (c) In the event of a stock dividend or distribution, or any change in the Parent's capital stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the

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                term "Parent Shares," as applicable, shall be deemed to refer to and include the Parent Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Parent Shares may be changed or exchanged.

3.2. TERMINATION.

            (a) This Agreement shall terminate and no party shall have any rights or duties hereunder upon the earliest to occur of (i) the fifth (5th) anniversary of the Effective Time, (ii) a Change of Control of Parent (as defined below) or (iii) the re-listing of the Parent Shares on a national securities exchange or the NASDAQ National Market System. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, PROVIDED, HOWEVER, that nothing in this Section 3.2 shall relieve or otherwise limit any party of liability for breach of this Agreement.


            (b) For purposes of this Agreement, "Change of Control" of Parent shall mean the earliest to occur of (i) a merger or consolidation to which Parent is a party and which results in, or is effected in connection with, a change in ownership of a majority of the outstanding shares of voting stock of Parent,
                (ii) any sale or transfer of all or substantially all of the assets of Parent to any Person not an affiliate of Parent, (iii) the sale by the stockholders of Parent of a majority of the voting stock of Parent to any Person not an affiliate of Parent or (iv) a liquidation or dissolution of Parent. A Change of Control shall not include any change in ownership of Parent Shares contemplated by or resulting from the Merger.

3.3. SEVERAL OBLIGATIONS; CAPACITY; RELIANCE.

            (a) The representations, warranties, covenants, obligations, agreements and conditions of this Agreement applicable to the Stockholders are several and not joint.


            (b) The obligations of the Stockholders hereunder are several and not joint and the covenants and agreements of the Stockholders herein are made only in their capacity as stockholders of the Company and not as directors.


            (c) Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

      3.4. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

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      3.5. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail (postage prepaid, return receipt requested), or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier, as follows:

            (a) IF TO PARENT:

                Aros Corporation
                509 Commerce Street
                East Wing Franklin Lakes, New Jersey 07417
                Attention: Gerald E. Bisbee, Jr., Ph.D.

                With copies to:

                Dreier Baritz LLP
                499 Park Avenue
                New York, New York 10022
                Attention: Valerie A. Price, Esq.
                Facsimile: (212) 652-3701

                and:

                Shaw Pittman LLP
                1650 Tysons Blvd.
                McLean, Virginia 22102
                Attention: Greg Giammittorio
                Facsimile: (703) 770-7901

            (b) If to any of the Stockholders, to the address set forth under its name on such Stockholders' signature page hereto;

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

      3.6. INTERPRETATION. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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      3.7. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      3.8. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, the Merger Agreement and the documents referred to herein and therein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and are not intended to confer upon any Person other than the parties hereto and thereto any rights or remedies hereunder and thereunder.

      3.9. AMENDMENTS; ASSIGNMENT. This Agreement may be amended (or provisions of this Agreement waived) only by an instrument in writing signed by (a) Parent and (b) the holders of at least a majority of the outstanding Parent Shares at the time of such amendment or approval. Any amendment or waiver so effected shall be binding upon Parent, each of the parties hereto and any assignee of any such party. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Unless a Stockholder has complied with Sections 3.1(b) and 3.1(c) hereof, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any such Stockholder without the prior written consent of the other parties, and any purported assignment without such consent shall be void.

      3.10. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

      3.11. GOVERNING LAW; ENFORCEMENT. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of Delaware. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

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      3.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                             [SIGNATURES NEXT PAGE]

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IN WITNESS WHEREOF, each of the Stockholders has signed this Agreement or caused this Agreement to be signed by their respective officers or other authorized person thereunto duly authorized as of the date first written above.



                                         STOCKHOLDERS

                                         SANDERLING VENTURE PARTNERS IV CO-
                                         INVESTMENT FUND, L.P.

                                         By: /s/ FRED A. MIDDLETON
                                            -------------------------------
                                                 Fred A. Middleton
                                                 General Partner


                                         SANDERLING IV BIOMEDICAL CO-
                                         INVESTMENT FUND, L.P.

                                         By: /s/ FRED A. MIDDLETON
                                            -------------------------------
                                                 Fred A. Middleton
                                                 General Partner


                                         SANDERLING IV VENTURE MANAGEMENT

                                         By: /s/ FRED A. MIDDLETON
                                            -------------------------------
                                                 Fred A. Middleton
                                                 Owner


                                         SANDERLING VENTURE PARTNERS V CO-
                                         INVESTMENT FUND, L.P.


                                         By:   Middleton, McNeil & Mills
                                               Associates V, LLC

                                         By: /s/ ROBERT G. McNEIL
                                            -------------------------------
                                                 Robert G. McNeil
                                                 Managing Director

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                                         SANDERLING V BIOMEDICAL CO-
                                         INVESTMENT FUND, L.P.


                                         By:   Middleton, McNeil & Mills
                                               Associates V, LLC

                                         By: /s/ ROBERT G. McNEIL
                                            -------------------------------
                                                 Robert G. McNeil
                                                 Managing Director


                                         SANDERLING V LIMITED PARTNERSHIP

                                         By:   Middleton, McNeil & Mills
                                               Associates V, LLC


                                         By: /s/ ROBERT G. McNEIL
                                            -------------------------------
                                                 Robert G. McNeil
                                                 Managing Director



                                         SANDERLING V BETEILIGUNGS GMBH &
                                         CO. KG


                                         By:   Middleton, McNeil & Mills
                                               Associates V, LLC

                                         By: /s/ ROBERT G. McNEIL
                                            -------------------------------
                                                 Robert G. McNeil
                                                 Managing Director


                                         SANDERLING V VENTURES MANAGEMENT

                                         By: /s/ ROBERT G. McNEIL
                                            -------------------------------
                                                 Robert G. McNeil
                                                 Owner


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IN WITNESS WHEREOF, each of the Stockholders has signed this Agreement or caused this Agreement to be signed by their respective officers or other authorized person thereunto duly authorized as of the date first written above.


                                   STOCKHOLDERS

                                   If an individual:




                                   --------------------------------------
                                   Name:
                                   Notices Address:





                                   If a corporation, partnership or other
                                   legal entity:


                                      CENTERPULSE USA HOLDING CO.
                                   --------------------------------------



                                   By:  /s/ DAVID S. WISE
                                      -----------------------------------
                                   Name:    David S. Wise
                                   Title:   Secretary
                                   Notices Address:  3 Greenway Plaza
                                                     Suite 1600
                                                     Houston, TX 77046-0391




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                                   STOCKHOLDERS

                                   If an individual:



                                       /s/ J. RICHARD STEADMAN
                                   --------------------------------------
                                   Name: J. Richard Steadman
                                   Notices Address: 1299 Spraddle Creek Road
                                                    Vail, CO 81657
                                                    13 June 2002




                                   If a corporation, partnership or other
                                   legal entity:



                                   --------------------------------------



                                   By:
                                      -----------------------------------
                                   Name:
                                   Title:
                                   Notices Address:





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                                STOCKHOLDERS

                                If an individual:




                                --------------------------------------
                                Name:
                                Notices Address:





                                If a corporation, partnership or other
                                legal entity:


                                    ALLEN & COMPANY INCORPORATED
                                --------------------------------------



                                By:  /s/ KIM WIELAND
                                   -----------------------------------
                                Name:    Kim Wieland
                                Title:   Managing Director & CFO
                                Notices Address:  c/o Terry Morris
                                                  Vice President
                                                  Allen & Company Incorporated
                                                  711 Fifth Avenue, 9th Fl.
                                                  New York, NY, 10022